ServiceSource Reports Third Quarter 2020 Financial Results
Total Revenue of $45.8 million
GAAP Net Loss of $5.6 million; Non-GAAP Net Loss of $1.6 million
Adjusted EBITDA of negative $0.2 million
Positive Free Cash Flow of $3.4 million
DENVER, October 28, 2020 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months ended September 30, 2020.
“We demonstrated operational resilience and financial discipline in the midst of a challenging and dynamic macro environment in the quarter,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “Go-to-market transformation and customer-centric initiatives are at the top of the C-suite agenda across the technology sectors we serve, underscoring the increasing relevance and mission-critical nature of our customer journey experience (CJX™) solutions. Although economic headwinds continue to persist, we believe our strategic focus and targeted investments position us well to succeed in a market that is large, underserved, and growing over the longer term.”
Key Financial Results – Third Quarter 2020
•GAAP revenue was $45.8 million, compared with $53.4 million reported for Q3 2019.
•GAAP net loss was $5.6 million or $0.06 per diluted share, compared with GAAP net loss of $4.4 million or $0.05 per diluted share reported for Q3 2019.
•Non-GAAP net loss was $1.6 million or $0.02 per diluted share, compared with non-GAAP net loss of $0.7 million or $0.01 per diluted share reported for Q3 2019.
•Adjusted EBITDA, a non-GAAP financial measure, was negative $0.2 million, compared with positive $1.1 million reported for Q3 2019.
•Free Cash Flow, a non-GAAP financial measure, was positive $3.4 million, compared with negative $2.6 million reported for Q3 2019.
•Ended the quarter with $41.5 million of cash and cash equivalents and restricted cash, including $15.0 million of borrowings under the Company's $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights – Third Quarter 2020
•On a year-to-date basis, renewed or extended approximately 87% of the contract value that was up for renewal.
•Signed our fourth new client logo win of the year to support accelerated go-to-market activities for a leading health and fitness industry software provider.
•Extended and expanded a three-year global customer success contract with Qlik, a provider of end-to-end data integration and analytics solutions.
•Launched a subscription renewals management program to support a new global engagement with a cloud-native endpoint security provider.
•Grew revenue with four of our top 10 clients on a trailing twelve-month basis.

Quarterly Conference Call
ServiceSource will discuss its third quarter 2020 results on October 29, 2020, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 3792389. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our financial management and our expectation to continue to invest in our strategic priorities and digital transformation initiatives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 178 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.
Trademarks
ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$45,790	$53,395	$143,542	$161,264
Cost of revenue(1)	33,210	37,871	103,415	115,696
Gross profit	12,580	15,524	40,127	45,568
Operating expenses:
Sales and marketing(1)	5,638	7,499	19,048	22,934
Research and development(1)	1,489	1,165	4,186	3,702
General and administrative(1)	10,537	10,129	31,844	32,081
Restructuring and other related costs	—	630	703	1,836
Total operating expenses	17,664	19,423	55,781	60,553
Loss from operations	(5,084)	(3,899)	(15,654)	(14,985)
Interest and other expense, net	(500)	(419)	(1,050)	(967)
Loss before provision for income taxes	(5,584)	(4,318)	(16,704)	(15,952)
Provision for income tax benefit (expense)	6	(119)	(173)	(239)
Net loss	$(5,578)	$(4,437)	$(16,877)	$(16,191)
Net loss per share, basic and diluted	$(0.06)	$(0.05)	$(0.18)	$(0.17)
Weighted-average common shares outstanding, basic and diluted	95,963	94,228	95,437	93,637

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue	$110	$126	$245	$414
Sales and marketing	200	518	1,021	1,390
Research and development	14	12	33	24
General and administrative	942	523	2,287	2,157
Total stock-based compensation	$1,266	$1,179	$3,586	$3,985

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$39,180	$27,089
Accounts receivable, net	33,366	41,754
Prepaid expenses and other	6,914	7,296
Total current assets	79,460	76,139

Property and equipment, net	31,319	36,149
ROU assets	31,733	36,396
Contract acquisition costs	995	1,602
Goodwill	6,334	6,334
Other assets	3,983	4,844
Total assets	$153,824	$161,464

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$993	$4,392
Accrued expenses	2,411	3,366
Accrued compensation and benefits	17,754	16,700
Revolver	15,000	—
Operating lease liabilities	10,741	9,652
Other current liabilities	1,085	2,218
Total current liabilities	47,984	36,328

Operating lease liabilities, net of current portion	28,129	33,716
Other long-term liabilities	2,313	2,983
Total liabilities	78,426	73,027

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	9
Treasury stock	(441)	(441)
Additional paid-in capital	378,309	374,525
Accumulated deficit	(302,943)	(286,066)
Accumulated other comprehensive income	463	410
Total stockholders’ equity	75,398	88,437
Total liabilities and stockholders’ equity	$153,824	$161,464

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,877)	$(16,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,331	10,158
Amortization of contract acquisition costs	798	1,239
Amortization of ROU assets	7,255	7,222
Stock-based compensation	3,586	3,985
Restructuring and other related costs	633	1,785
Other	54	(200)
Net changes in operating assets and liabilities:
Accounts receivable, net	8,544	10,238
Prepaid expenses and other assets	1,226	507
Contract acquisition costs	(195)	(362)
Accounts payable	(3,597)	(365)
Accrued compensation and benefits	317	(1)
Operating lease liabilities	(7,299)	(6,949)
Accrued expenses	(831)	316
Other liabilities	(1,081)	(4,144)
Net cash provided by operating activities	2,864	7,238
Cash flows from investing activities:
Purchases of property and equipment	(5,124)	(9,243)
Net cash used in investing activities	(5,124)	(9,243)
Cash flows from financing activities:
Repayment on finance lease obligations	(730)	(666)
Proceeds from Revolver	27,000	—
Repayment of Revolver	(12,000)	—
Proceeds from issuance of common stock	159	223
Payments related to minimum tax withholdings on RSU releases	—	(19)
Net cash provided by (used in) financing activities	14,429	(462)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(52)	125
Net change in cash and cash equivalents and restricted cash	12,117	(2,342)
Cash and cash equivalents and restricted cash, beginning of period	29,383	27,779
Cash and cash equivalents and restricted cash, end of period	$41,500	$25,437

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, Adjusted EBITDA and Free Cash Flow. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of ASC 606 and costs attributable to establishing a litigation reserve.
Free Cash Flow consists of net cash provided by (used in) operating activities less purchases of property and equipment. The Company believes Free Cash Flow is useful to its investors as it measures the amount of cash available to fund future operations and strategic opportunities.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2020	2019	2020	2019
Net revenue		$45,790	$53,395	$143,542	$161,264

Gross profit
GAAP gross profit		$12,580	$15,524	$40,127	$45,568
Non-GAAP adjustments:
Stock-based compensation	(A)	110	126	245	414
Amortization of internally developed software	(B)	1,408	1,082	3,974	2,975
Non-GAAP gross profit		$14,098	$16,732	$44,346	$48,957

Gross profit %
GAAP gross profit		27.5%	29.1%	28.0%	28.3%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.2%	0.2%	0.2%	0.3%
Amortization of internally developed software	(B)	3.1%	2.0%	2.8%	1.8%
Non-GAAP gross profit		30.8%	31.3%	30.9%	30.4%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$17,664	$19,423	$55,781	$60,553
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,156)	(1,053)	(3,341)	(3,571)
Amortization of internally developed software	(B)	(575)	(442)	(1,623)	(1,215)
Restructuring and other related costs	(C)	—	(630)	(703)	(1,836)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(134)	(277)	(514)	(789)
Litigation reserve	(E)	—	256	—	256
Non-GAAP operating expenses		$15,799	$17,277	$49,600	$53,398

Net loss
GAAP net loss		$(5,578)	$(4,437)	$(16,877)	$(16,191)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,266	1,179	3,586	3,985
Amortization of internally developed software	(B)	1,983	1,524	5,597	4,190
Restructuring and other related costs	(C)	—	630	703	1,836
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	134	277	514	789
Litigation reserve	(E)	—	(256)	—	(256)
Non-cash interest expense	(F)	18	18	53	56
Income tax effect on non-GAAP adjustments	(G)	574	369	1,830	1,657
Non-GAAP net loss		$(1,603)	$(696)	$(4,594)	$(3,934)

Diluted net loss per share
GAAP net loss per share		$(0.06)	$(0.05)	$(0.18)	$(0.17)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.04	0.04
Amortization of internally developed software	(B)	0.02	0.02	0.06	0.04
Restructuring and other related costs	(C)	0.00	0.01	0.01	0.02
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.01	0.01
Litigation reserve	(E)	0.00	0.00	0.00	0.00
Non-cash interest expense	(F)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(G)	0.01	0.00	0.02	0.02
Non-GAAP diluted net loss per share		$(0.02)	$(0.01)	$(0.05)	$(0.04)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(H)	95,963	94,228	95,437	93,637

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(E) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. These reserves are one-time in nature charges that are not indicative of our core operating performance.
(F) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(G) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E and F noted above on our non-GAAP net income (loss).
(H) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three and nine months ended September 30, 2020 and 2019.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2020	2019	2020	2019
Net loss		$(5,578)	$(4,437)	$(16,877)	$(16,191)
Provision for income tax (benefit) expense		(6)	119	173	239
Interest and other expense, net		500	419	1,050	967
Depreciation and amortization(1)		3,512	3,164	10,331	10,158
EBITDA		(1,572)	(735)	(5,323)	(4,827)
Stock-based compensation	(A)	1,266	1,179	3,586	3,985
Restructuring and other related costs	(C)	—	630	703	1,836
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	134	277	514	789
Litigation reserve	(E)	—	(256)	—	(256)
Adjusted EBITDA		$(172)	$1,095	$(520)	$1,527

(1) Depreciation and amortization expense are comprised of the following:

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2020	2019	2020	2019
Internally developed software amortization		$1,983	$1,524	$5,597	$4,190
Property and equipment depreciation		1,529	1,640	4,734	5,968
Depreciation and amortization		$3,512	$3,164	$10,331	$10,158

ServiceSource International, Inc.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

		For the Three Months Ended September 30,
		2020	2019
Net cash provided by operating activities(1)		$5,934	$521
Purchases of property and equipment(1)		(2,528)	(3,148)
Free Cash Flow		$3,406	$(2,627)

(1) These amounts are derived from our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov.

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
investorrelations@servicesource.com